Exhibit 10.1

AMENDMENT No. 3 EXECUTIVE AGREEMENT
Between
GALA PHARMACEUTICAL, INC.
And
MAQSOOD REHMAN

This Amendment No. 3 Executive Agreement ("Amended Agreement") is entered into and effective as of the 2nd day of July, 2019, between Gala Pharmaceutical, Inc. (formerly Gala Global, Inc.), a Nevada Corporation, having a principal address of 18881 Von Karman Ave., Suite 1440, Irvine, CA. 92612 and its subsidiaries, affiliates, or corporate or other successors, if any (collectively, "Company") (“GLPH”), and Maqsood Rehman, an individual ("Executive").

History of Agreements between GLPH and Maqsood Rehman:

•	June 13, 2017: Mr. Rehman hired as chief Operation Officer (COO) of GLPH. He is awarded 1,500,000 common shares of GLPH annually and $15,000 monthly (original agreement).

•	November 27, 2017: Mr. Rehman was offered the position of Chief Executive Officer (CEO) of GLPH (Amendment No. 1 of the original agreement).

•	January 5, 2018: Mr. Rehman was awarded 5,000,000 common shares of GLPH for accepting the CEO position. (Amendment No. 2 of the original agreement).

•	The terms of the CEO position remain the same as in the original agreement.

•	The purpose of this amendment is to include all the past amendments with the proper dates.

RECITALS:

WHEREAS, The Company and the Executive entered into an Executive Agreement dated June 13, 2017 whereby Executive accepted the position of Chief Operating Officer (COO) (Exhibit A) and an Amended Agreement on or about November 27, 2017 whereby the Executive accepted the position of Chief Executive Officer ("CEO") of the Company (Exhibit B), and Amended Agreement on or about January 5, 2018 whereby the Executive accepted an award of 5,000,000 common shares of GLPH for accepting the position of CEO (Exhibit C).

WHEREAS, The above agreements all contained minor errors in the effective dates and this amendment desires to restate and correct all prior agreements to contain the correct dates;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

The following included exhibits have all been revised to contain the corrected dates for the agreements between Mr. Rehman and the Company with updated signatures.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date first above written.

COMPANY:

Gala Pharmaceutical, Inc.

A Nevada Corporation,

By: /s/ Maqsood Rehman

     Name: Maqsood Rehman

       Title: CEO

Director:

An Individual,

By: /s/ Reinier Hoogenraad
Name: Reinier Hoogenraad
Title: Director

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EXHIBIT A

AGREEMENT FOR CORPORATE EXECUTIVE
Between
GALA GLOBAL, INC.,
And
MAQSOOD REHMAN

This Agreement ("Agreement") was entered and into effect as of 13th day of June, 2017 ("Effective Date"), between Gala Pharmaceutical Inc. (formerly) Gala Global, Inc., a Nevada Corporation (The "Company"), having a principal address of 2780 South Jones Blvd., Ste., #3725, Las Vegas Nevada 89146, and Dr. Maqsood Rehman, an individual ("Executive").

RECITALS:

WHEREAS, The Company operates in agricultural sciences and plant molecular genetics, plant biotechnology and plant breeding;

WHEREAS, The Company desires assurance of the association and services of Executive in order to retain Executive's experience, skills, abilities, background and knowledge, and is willing to engage Executive's services on the terms and conditions set forth in this Agreement;

WHEREAS, Executive desires to be engaged by the Company, and is willing to continue such on the terms and conditions set forth in this Agreement;

WHEREAS, The Parties hereto desire to enter into an agreement whereby the Executive's services will be made available to the Company;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

1.       INCORPORATION OF RECITALS.

The recitals set forth above are hereby incorporated by this reference as though set forth in full herein, and the parties agree and acknowledge that said recitals are true and accurate.

2.       PRINCIPAL PLACE OF BUSINESS.

Unless the Parties agree otherwise in writing, the principal place of business of the employment term shall be at 2780 South Jones Blvd., Ste., #3725, Las Vegas Nevada 89146

3.       TERM

The term of this Agreement shall commence on the 13th day of June 2017, and shall continue unless terminated in accordance with the provisions of this Agreement for a minimum 60 months

4.       DUTIES Chief Operating Officer

Company shall employ Executive as the Chief Operating Officer of the Gala Global, Inc. and will also serve as Company's Board of Directors.

Executive shall be Chief Operating Officer, with full power and authority to manage and conduct all the business of the Company, subject to the directions of its Board of Directors as they may be, stated either orally or in writing. Executive shall not, however, take any of the following actions on behalf of subsidiary without the express written approval of the board of directors;

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a)	Borrowing funds or obtaining credit or executing any guaranty. This would not apply to a Company Credit Card.

b)	Expending funds for capital equipment in excess of budgeted amounts for any calendar month.

c)	Selling or transferring capital assets.

d)	Exercising any discretionary authority or control over the management of any Company welfare or pension benefit plan or over the disposition of the assets of any such plan, if any.

e)	Executive will give notice on Monday June 12th when information can go public in order to start raising funds for invention design and builds Company in must not disclose his information until Executive says in writing thru email the words "I am ready let’s roll"

Executive shall serve in an executive capacity and shall perform such duties as are consistent with his positions as Chief Operating Office. Executive performance of his duties shall at all times be subject to the policies set by Company's Board of Directors, and to the consent of the Board, when required by this Agreement, or by the Bylaws or Board resolutions of the Company. Such duties shall include, without limitation, leading and coordinating subsidiary's efforts to develop and implement strategic and operating plans for Subsidiary as well as for the Company and its operating subsidiaries where requested (including, without limitation, the production, manufacture, marketing, distribution, and sale of the products of Company's operating subsidiaries); executing day-to-day general management of Subsidiary; developing relationships with new distributors, customers, and suppliers; maintaining and solidifying relationships with Company's existing distributors, customers, and suppliers; and supporting the development and growth of Subsidiary.

The duties to be performed by Executive may be reasonably changed from time to time by the Board of Directors, after discussing the proposed change with Executive.

Executive agrees that the services to be performed under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character that gives them peculiar value to Subsidiary and the Company, the loss of which cannot be reasonably or adequately compensated in damages in an action at law. Executive agrees that Subsidiary and Company, in addition to any other rights or remedies the subsidiary and Company may have, shall be entitled to injunctive and other equitable relief to prevent or remedy a breach of this Agreement by Subsidiary and Company.

5.       OUTSIDE BUSINESS ACTIVITIES

Subject to the terms and conditions set forth in this Agreement, Company agrees to employ Executive as the Chief Operating Officer and hereby accepts this employment. During his term of employment with Company, Executive will devote his full time and best efforts to performing his duties and to the Company's business and affairs. Executive shall not engage in any other business, or directly or indirectly render any services to any other person, whether for compensation or not, without the prior written consent of the Board of Directors. This Agreement shall not prohibit Executive from making passive personal investments.

6.       COMPENSATION/OWNERSHIP

Salary

Executive shall receive for services rendered a Base Salary of $15,000 (Twelve Thousand Dollars) on a monthly basis payable on the first of each month for the term of this Agreement, Plus the 2500 — 3000 living (housing Only) from either Gala or any of its ancillary businesses and or the 1% issued and outstanding , S-8, S-1 filing If any of these supersedes the 180 k a year plus lodging it will close out the liability of payroll for that year and the extra will be a bonus Management contract will be worked on over the next month or so Plus we will search for the best group medical insurance Executive shall receive housing for the period of one year starting from the date of relocation and shall be compensated for relocation expenses

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In addition to Salary the Executive will receive: During the term of this Agreement, the Executive will be paid an ANNUAL base of Executive Stock in the amount of ONE MILLION FIVE HUNDRED THOUSAND (1,500,000) shares of Rule 144 Restricted Common Stock of the Company (OTC: GLPH);plus an additional 1% of the issued and outstanding every 6 months

a)	The certificates representing the GLAG Stock Common Shares will bear the following legend;

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'ACT'), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER."

b)	No holder of GLAG Stock may sell, transfer or dispose of any the Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel reasonably acceptable in form and substance to the Company (which counsel shall be reasonably acceptable to the Company) that registration under the 1933 Act is not required in connection with such transfer.

Vacation.

The Executive shall be entitled to accrue paid vacation days each year, in an amount determined in accordance with the Company's vacation policy, and subject to the Company's vacation policy in effect, and as may be amended from time to time. Upon termination or resignation, Executive shall be entitled to payment for any unused vacation time.

7.       TIME AND EFFORT REQUIRED.

During his employment, Executive shall devote such time, interest, and effort to the performance of this Agreement as may be fairly and reasonably necessary.

8.       CONFIDENTIALITY.

Ownership of Genetics developed by the Company:

All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by Executive plant molecular genetics, plant biotechnology and plant breeding, either alone or with others, during the term of Executive's employment, whether or not conceived or developed during Executive's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate at the time of conception or reduction to practice of the invention to the business of Company or to Company's actual or demonstrably anticipated research and development, or that result from any work performed by Executive for Company, shall be the joint property of Company and Executive.

Executive hereby agrees promptly to disclose to the Company any and all inventions, discoveries, improvements, trade secrets, formulas, techniques, processes, and know-how, whether or not patentable and whether or not reduced to practice, made or conceived by Executive, either solely or in conjunction with others, during the period of Executive's employment with Company, which related to or result from the actual or demonstrably anticipated business, work, or research in development of Company, or which result, to any extent, from use of Company's premises or property, or are suggested by any task assigned to Executive or any work performed by Executive for or on behalf of Subsidiary and/or Company.

Executive agrees that all intellectual properties, including but not limited to all ideas, concepts, themes, inventions, designs, improvements, and discoveries conceived, developed, or written by Executive, either individually or jointly in collaboration with others, shall belong to and be the joint property of Company and Executive. Executive agrees that all patent rights and copyrights applicable to any of the intellectual properties covered by this Agreement shall belong jointly to Executive and Company.

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Executive further agrees to assist Company in obtaining patents on all inventions, designs, improvements, and discoveries that are patentable, or copyright registration on all works of creation that are copyrightable, and to execute all documents and do all things necessary to protect against infringement by others.

Executive agrees to submit any dispute about whether any intellectual property was conceived, developed, or written while employed under this Agreement, to the Company's Board to resolve any disputes in accordance with the provisions of this Agreement.

All inventions conceived or developed by Executive during the term of this contract shall remain the property of Executive, provided, however, that as to all such inventions with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate to the business of Company or to Company's actual or demonstrably anticipated research and development, or that result from any work performed by Executive for Subsidiary and/or Company.

9. PROPRIETARY INFORMATION OBLIGATIONS

During the term of employment under this Agreement, Executive will have access to and become acquainted with Company's confidential, proprietary, and trade secret information (collectively, "Proprietary Information"), including but not limited to information or plans concerning Company's customer relationships; personnel; sales, marketing, and financial operations and methods; trade secrets; formulas; devices; secret inventions; processes; and other compilations of information, records, and specifications.

Executive shall not disclose any of Company's Proprietary Information directly or indirectly, or use it in any way, either during the term of this Agreement or at any time thereafter, except as reasonably necessary in the course of his or her employment for Company or as authorized in writing by Company. Executive acknowledges that the sale or unauthorized use or disclosure of any of Company's Proprietary Information is unfair competition.

Executive agrees not to engage at any time in competition with Company during the life of this Agreement. All files, records, documents, computer-recorded or electronic information, drawings, specifications, equipment, and similar items relating to Company's business, whether prepared by Executive or otherwise coming into his or her possession, shall remain Company's exclusive property and shall not be removed from Company's premises under any circumstances whatsoever without Company's prior written consent, except when (and only for the period) necessary to carry out Executive's duties hereunder, and if removed shall be immediately returned to Company on termination of employment, and no copies shall be kept by Executive. Upon termination of this Agreement, Executive shall be entitled to copies of all paperwork related to his jointly held processes, inventions, patents, copyrights, and trademarks.

10.      NON-INTERFERENCE

Executive acknowledges that the only way to keep confidential information about Company's customers, suppliers, and processes to which Executive has access, is for Executive to agree that while employed by Company Executive will not competitively (a) solicit or attempt to solicit, directly or indirectly, any employee, customer, or supplier of Company.

11.      DISCHARGE AND TERMINATION

a)	The Company may, pursuant to the following procedure, discharge the Executive for good cause, which shall mean any material breach of this Agreement. Upon the occurrence of what Company believes to be good cause, Company shall give Executive written notice of the reason or cause for discharge ten (10) days prior to the proposed date of discharge, which shall be effective on such date.

b)	Should Executive wish to terminate Agreement with Company, Executive shall give Company written notice at least thirty (30) days prior to Executive's resignation date.

c)	This Agreement shall continue until Executive's resignation, death or disability or other incapacity, or until, as determined by the Board of Directors in its good faith judgment, the Agreement should be terminated.

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d)	Compensation upon termination without good cause:

i.	Executive shall receive six (6) months of salary as defined in Paragraph 6 payable in one lump sum within 30 days of the date of termination.

ii.	For a period of up to six (6) months following Executive's termination date, Executive and where applicable, Executive's spouse and eligible dependents, will continue to be eligible to receive medical coverage under the Company's medical plans in accordance with the terms of the applicable plan documents; provided, that in order to receive such continued coverage at such rates, Executive will be required to pay the applicable premiums to the plan provider, and the Company will reimburse the Executive, within 60 days. Executive obtains full-time employment during this eighteen (18) month period that entitles him and his spouse and eligible dependents to comprehensive medical

12.      DISABILITIES OR DEATH

a)	This Agreement shall terminate upon the Executive's total permanent disability, as defined herein, or death.

b)	In the event of the Executive's total permanent disability, the

Compensation that would have otherwise been earned, pursuant to Paragraph 6 herein, will continue to be paid for at least two (2) months. For purposes of this Agreement, the phrase "total permanent disability" shall mean the inability of the Executive to substantially to perform his duties hereunder for a continuous period of more than four (4) months. Such disability shall be determined by the Executive's attending physician, and if the Company disagrees with the determination of such physician, the Company shall have the right to employ physicians of its choosing to examine the Executive and make an independent determination of whether or not the Executive is, in fact, totally and permanently disabled.

c)	In the event of death of the Executive, his estate will receive his earned compensation, as set out in Paragraph 6, through the date of Executive's death.

13. BOARD MEMBERSHIP

At each annual meeting of the Company's stockholders, Company will nominate Executive to serve as a member of the Board of Directors. Executive's service as a member of the Board will be subject to any required stockholder approval. Upon the termination of Executive's employment for any reason, unless otherwise requested by the Board, Executive agrees to resign from the Board (and all other positions held at the Company and its affiliates), and Executive, at the Board's request, will execute any documents necessary to reflect his resignation.

14.      INJUNCTIVE RELIEF

The Executive expressly agrees and acknowledges that any material breach of this Agreement or threatened material breach of this Agreement by him will cause irreparable damage to the Company, for which monetary damages will be an inadequate remedy, and that the damages flowing from such breach are not readily susceptible to being measured in monetary terms.

Accordingly, to all of the Company's rights and remedies under this Agreement, including, but not limited to, the right to the recovery of monetary damages from the Executive, the Company shall be entitled, and the Executive hereby consents, to issuance by any court of competent jurisdiction of temporary, preliminary and permanent injunctions, without bond, enjoining any such breach or threatened breach by the Executive.

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15.      NOTICES

Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if sent by registered or certified mail to his residence on file with Company in the case of the Executive and to its principal place of business in the case of the Company as described in Paragraph 2.

16.      WAIVER AND LIMITATION

The waiver by the Company or the Executive of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party. Unless expressly stated herein, no term of this Agreement shall operate as an assignment of right or limitation of any legal or equitable remedy or cause of action.

17.     GOVERNING LAW

Exclusively the laws of the State of California and the federal laws of the U.S. applicable shall govern the validity and interpretation of this Agreement therein.

18.       SEVERABILITY

The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provision hereof, but this Agreement shall be construed and enforced as if such invalid or unenforceable provision was omitted.

19.      EFFECTIVE DATE

Notwithstanding the actual date of execution hereof, this Agreement shall be effective as of and from the Effective Date.

20.       CAPTIONS AND PARAGRAPHS

Captions and paragraph headings used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

21.       AMENDMENTS

No amendment, alteration, change, qualification or modification of this Agreement shall be valid unless it is in writing and signed by both Parties hereto and any such amendment, alteration, change, qualification or modification shall be adhered to and have the same effect as if they had been originally embodied in and formed a part of this Agreement.

22.      FURTHER ASSURANCES

The Parties hereto, and each of them, covenant and agree that each of them shall and will, upon reasonable request of the other Party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

23.      BINDING EFFECTS

The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company.

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24.      COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

25.      ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and may not be changed orally, but only by an agreement in writing signed by the party against whom the enforcement of any waiver, change, modification, extension or discharge is sought. The recitals in this Agreement are hereby incorporated herein, and each statement of fact therein about a party is hereby represented by such party to be true. The parties further acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms.

26.      AUTHORITY TO EXECUTE AGREEMENT

By signing below, each Party warrants and represents that the person signing this Agreement has authority to bind that Party and that the Party's execution of this Agreement is not in violation of any By-law, Covenants and/or other restrictions placed upon them by their respective entity.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this revised Agreement as of the date below.

Date: July 2, 2019

COMPANY:

Gala Pharmaceutical, Inc.

A Nevada Corporation,

By: /s/ Maqsood Rehman

       Name: Maqsood Rehman
       Title: CEO

DIRECTOR:

An Individual

By: /s/ Reinier Hoogenraad

Name: Reinier Hoogenraad

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EXHIBIT B

AMENDED EXECUTIVE AGREEMENT
Between
GALA GLOBAL, INC.
And
MAQSOOD REHMAN

This Amended Executive Agreement ("Amended Agreement") was entered and effective as of the 27th day of November, 2017, between Gala Pharmaceutical Inc. (formerly Gala Global, Inc.), a Nevada Corporation, having a principal address of 18881 Von Karman Ave., Suite 1440, Irvine, CA. 92612 and its subsidiaries, affiliates, or corporate or other successors, if any (collectively, "Company"), and Maqsood Rehman, an individual ("Executive").

RECITALS:

WHEREAS, The Company and the Executive entered into an agreement on or about June 13, 2017 (Exhibit A) whereby the Executive accepted the position of Chief Operating Officer ("COO") of the Company;

WHEREAS, The Executive desires to step down as the COO of the Company but desires to accept an appointment to be the Company's Chief Executive Office ("CEO");

WHEREAS, The Company desires that the Executive step down as the Company's COO and accept the appointment of the Company's Chief Executive Officer.

WHEREAS, The Parties hereto desire to enter into this Amended Agreement whereby the all the terms of the Executive Agreement entered into on June 13, 2017 remain in place and apply to this Amended Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

Mr. Maqsood Rehman as agreed to set-down as the Company's COO, and accept the appointment as a Chief Executive Officer of the Company.

All terms and conditions of the Executive Agreement dated June 13, 2017 remain in effect.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date below.

Date: July 2, 2019

COMPANY:

Gala Pharmaceutical, Inc.

A Nevada Corporation,

By: /s/ Maqsood Rehman

       Name: Maqsood Rehman
       Title: CEO

DIRECTOR:

An Individual

By: /s/ Reinier Hoogenraad

       Name: Reinier Hoogenraad

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EXHIBIT C

AMENDMENT No. 2 EXECUTIVE AGREEMENT
Between
GALA GLOBAL, INC.
And
MAQSOOD REHMAN

This Amendment No. 2 Executive Agreement ("Amended Agreement") was entered and into effect as of the 5th day of January, 2018, between Gala Global, Inc., a Nevada Corporation, having a principal address of 18881 Von Karman Ave., Suite 1440, Irvine, CA. 92612 and its subsidiaries, affiliates, or corporate or other successors, if any (collectively, "Company"), and Maqsood Rehman, an individual ("Executive").

RECITALS:

WHEREAS, The Company and the Executive entered into an Executive Agreement dated June 13, 2017 (Exhibit A) whereby Executive accepted the position of Chief Operating Officer (COO) and an Amended Agreement on or about November 27, 2017 (Exhibit B) whereby the Executive accepted the position of Chief Executive Officer ("CEO") of the Company;

WHEREAS, The Company desires to reward the Executive for accepting the CEO position by awarding him an additional 5,000,000 shares of the Company’s common stock.

WHEREAS, The Parties hereto desire to enter into this Amendment No. 2 Agreement whereby the all the terms of the Executive Agreement entered into on June 13, 2017, and the Amended Agreement dated November 27, 2017 remain in place and apply to this Amended Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter contained, it is agreed as follows:

AGREEMENT:

The Company will issue Mr. Maqsood Rehman an additional 5,000,000 shares of the Company’s common stock as an additional reward for accepting the appointment as a Chief Executive Officer of the Company.

All terms and conditions of the Executive Agreement dated June 13, 2017 remain in effect.

THE PARTIES, INTENDING TO BE LEGALLY BOUND, have executed this Agreement as of the date below.

Date: July 2, 2019

COMPANY:

Gala Pharmaceutical, Inc.

A Nevada Corporation,

By: /s/ Maqsood Rehman

       Name: Maqsood Rehman
       Title: CEO

DIRECTOR:

An Individual

/s/ Reinier Hoogenraad

Name: Reinier Hoogenraad

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